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                             QUIST FINANCIAL, INC.
                  BUSINESS VALUATIONS AND SECURITIES ANALYSIS
                                                                    EXHIBIT 23.4
                        CONSENT OF QUIST FINANCIAL, INC.


September 12, 2000


Board of Directors
Advanced Energy Industries, Inc.
1625 Sharp Point Drive
Fort Collins, CO 80525

RE:  REGISTRATION STATEMENT OF ADVANCED
     ENERGY INDUSTRIES, INC. ON FORM S-4 ("AEI")

Ladies and Gentlemen:

     Reference is made to our opinion letter (the "Opinion") dated June 29, 2000 with respect to the fairness from a financial point of view to the holders (the "Holders") of the outstanding shares of common stock (the "Shares"), of Engineering Measurement Company ("EMCO") of the Exchange Ratio (the "Exchange Ratio") pursuant to the Agreement and Plan of Reorganization (the "Plan of Reorganization"), dated as of July 6, 2000 by and among EMCO and AEI. The Exchange Ratio equals the number of Shares determined by dividing (i) 900,000 by
(ii) the total number of (A) outstanding Shares plus (B) the outstanding EMCO options.

     The Opinion is provided for the information of the Board of Directors of EMCO in connection with its evaluation of the transaction contemplated in the Plan of Reorganization and is not intended to be and does not constitute a recommendation of the business combination proposed therein to the Company or a recommendation to any stockholder as to how such stockholder should vote on any matters relating to such business combination.

     We hereby consent to the reference to the Opinion under the captions "Summary of the Merger", "Recommendation of the EMCO Board of Directors and EMCO's Reasons for the Merger" and "Opinion of Quist Financial, Inc." and to the inclusion of the Opinion in the Proxy Statement/Prospectus included in the above-mentioned Registration Statement, as amended.

                               Very truly yours,

                              /s/ M. BRETT SUCHOR
                              --------------------
                              M. Brett Suchor, CFA ASA
                              Managing Director